SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

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       Date of Report (Date of earliest event reported) February 12, 1997

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                         COUNTRY STAR RESTAURANTS, INC.
             (Exact name of registrant as specified in its charter)

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   Delaware                     33-67526-A                    62-1536550
(State or other               (Commission File               (IRS Employer
jurisdiction of                Number)                       Identification No.)
incorporation)

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 11150 Santa Monica Boulevard, Suite 650, Los Angeles, CA      90025
(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code  310/268-2200

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Item 1.   Changes in Control of Registrant


     On February 12, 1997, Country Star Restaurants, Inc., (the "Company") a Delaware corporation, entered into a secured financing arrangement with Dan Rubin ("Rubin") and an institutional investor (the "Institutional Investor"). The secured financing arrangement is evidenced by a Loan and Security Agreement and other agreements described herein (collectively referred to as the "Loan Agreement").

     The Loan Agreement provides that the Institutional Investor has the fully assignable right to name three (3) members of the Board of Directors of the Company and that the Board of Directors shall not consist of more than five (5) members. The Institutional Investor has assigned this right to Rubin as its agent. Immediately after the closing of the secured financing arrangement, Rubin's nominees, Darren Rice, William Wei and Robert Nardone were elected to the Board of Directors of the Company. The Board then elected Rubin to fill the last seat on the Board of Directors. The Board of Directors now consists of the four new directors and Robert Schuster.

     In connection with the secured financing transaction, Robert Schuster ("Schuster"), Chairman of the Board and Chief Executive Officer of the Company, resigned as Chief Executive Officer and agreed to release the Company from all obligations under his Employment Agreement, including severance obligations. Schuster will continue to serve as Chairman of the Board. Immediately upon notice from the Company, Schuster has agreed that he will become a consultant to the Company for a nine (9) month period with compensation at the rate of $250,000 per annum, plus the continuation of fringe benefits consisting of his automobile allowance and payment of health insurance.

     In connection with the secured financing transaction, Mr. Peter Feinstein resigned as Director, President and Chief Financial Officer of the Company and released the Company from all obligations under his Employment Agreement, including severance obligations. Mr. Feinstein has agreed to become a consultant to the Company for a nine (9) month period with compensation at the rate of $240,000 per annum plus the continuation of fringe benefits consisting of his automobile allowance and payment of health insurance.

     The Board then elected Dan Rubin as Chief Executive Officer and President, and Robert L. Davidson as Secretary of the Company. Mr. Rubin will assume control of day-to-day operations of the Company. Mr. Rubin will be compensated at the rate of $20,000 per month, payable in cash or common stock of the Company, valued at market value at the time of issuance. Mr. Rubin's employment is terminable at will.


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

     Rubin now owns warrants to acquire and convertible debt which if converted would allow him to acquire an aggregate of 846,176 shares of the Company's common stock. Upon exercise of such warrants and conversion of the convertible debt, Rubin would own 5.3% of the common stock of the Company then outstanding. None of the other newly elected directors own any shares or warrants or other rights to acquire any shares of the Company's common stock.


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Item 5.   Other Events

     Further information concerning the secured financing arrangement entered into by the Company on February 12, 1997 follows:

     Rubin has made a $3,500,000 line of credit loan available to the Company, of which an initial advance of $500,000 was committed at closing. Rubin, in his sole discretion, may make additional advances to the Company under this line of credit, but is not required to make any such additional advances. All advances under the line of credit loan bear interest at the rate of prime plus four percent (4%), payable semi-annually commencing December 31, 1997. The principal balance of all line of credit advances are due and payable on October 9, 1999. In consideration for the initial line of credit advance of $500,000, the Company issued a warrant to acquire 166,667 shares of its common stock at an exercise price of $.625 per share.

     All additional line of credit advances shall have the same terms and conditions as the initial line of credit advance. For each such additional advance, Rubin shall receive one (1) common stock purchase warrant for every $3 advanced. The exercise price for these warrants shall be $.625 per share. All of the warrants issued or to be issued to Rubin shall be subject to adjustment in the event of stock splits, stock dividends, mergers, consolidations, or similar corporate events.

     The Institutional Investor exchanged its 4,000 shares of Series B Convertible Preferred Stock of the Company, with an aggregate liquidation preference of $4,000,000, for a convertible term note in the principal amount of $4,000,000. The convertible term note bears interest at the rate of seven percent (7%) per annum, payable semi-annually commencing December 31, 1997. The principal balance is due and payable on October 9, 1999. Any portion or all of the principal amount of the note outstanding may be converted into common stock of the Company commencing ninety (90) days after the date of closing of the financing. Upon conversion, the Company shall issue that number of shares of its common stock obtained by dividing the principal amount of the loan converted by the lesser of (i) $1.33, or (ii) 80% of the average closing bid price of the common stock for the five (5) consecutive trading days preceding the date of conversion. The maximum number of shares into which the convertible note may be converted shall not exceed 3,000,000. The conversion formula is subject to adjustment in the event of stock splits, stock dividends, mergers, consolidations, or similar transactions.

     In connection with the commitment to make the line of credit loan, Rubin and other investors in the Company have agreed to settle certain claims against the Company for the amount of $1,950,000, plus $50,000 in fees and expenses. The Company has

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

issued its convertible term notes in the aggregate amount of $1,950,000 and agreed to pay $50,000 to Rubin and these investors, in settlement of their claims. These convertible term notes contain the same terms and conditions as the convertible term note issued to the Institutional Investor, except that the holders of these convertible term notes may exercise their conversion feature at any time following the closing.

     The line of credit advances by Rubin, the Institutional Investor's convertible term note and the convertible term notes issued in settlement of claims are all secured by a lien on substantially all of the tangible and intangible assets of the Company. In the event of default, the secured parties shall participate in the proceeds of the collateral in proportion to their outstanding debt.

     Any statements that are not historical facts contained in this Report are forward looking statements that involve risks and uncertainties, including but not limited to those relating to demand for the Company's services, pricing, market acceptance, competition, the effect of economic conditions, the results of financing efforts, the Company's ability to complete proposed transactions and other risks.


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

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              Country Star Restaurants, Inc.
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                                                     (Registrant)


Date:    February 27, 1997                          /s/ Dan J. Rubin
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                                                     (Signature)
                                              Dan J. Rubin, Chief Executive
                                                Officer and President



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                                  EXHIBIT INDEX

(4)  Instruments Defining the Rights of Security Holders,
     Including Indentures

          Loan and Security Agreement Between
          Registrant and Cameron Capital Ltd.
          ("Cameron") as Agent for Lenders, and Lenders from time to time party hereto

          Trademark Security Agreement Between
          Registrant and Cameron

          First Open End Leasehold Deed to Secured
          Debt, Security Agreement, Financing Statement and Assignment of Rent (covering Registrant's
          Atlanta facilities)

          First Open End Leasehold Deed to Secured
          Debt, Security Agreement, Financing Statement and Assignment of Rent (covering Registrant's
          Las Vegas facilities)

          First Open End Leasehold Deed to Secured
          Debt, Security Agreement, Financing Statement and Assignment of Rent (covering Registrant's
          Los Angeles facilities)

          Purchase and Assignment Agreement Between
          Cameron and Dan Rubin ("Rubin")

          Notice of Assignment and Appointment of
          Successor Agent

          Agency and Inter-Creditor Agreement Between
          Rubin and Cameron

          Registration Rights Agreement Between
          Registrant, Cameron and Other Investors

          Convertible Note in the Amount of $4,000,000
          Issued to Cameron

          Convertible Note in the Amount of $317,850
          Issued to Rubin

          Convertible Note in the Amount of $257,302
          Issued to Robert Lyszczarz

          Convertible Note in the Amount of $1,374,847
          Issued to Roy B. Rubin, M.D., P.C., M.P.P.P.


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

          Warrant to Purchase 83,333 Shares of Common
          Stock of the Company issued to Rubin


(99)      Additional Exhibits

          Consulting Agreement of Robert Schuster to be
          Entered Into Upon Notice by the Company

          Consulting Agreement of Peter Feinstein
          Schuster, formerly President of the Company



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